UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 9, 2009

Kana Software, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-27163	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

181 Constitution Drive, Menlo Park, CA	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 614-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 13, 2009, Kana Software, Inc. (the “Company”) and Computershare Trust Company, N.A. entered into an amendment to the Company’s Rights Agreement (the “Rights Plan”) with U.S. Stock Transfer Corporation, the predecessor in interest to Computershare Trust Company, N.A., dated January 26, 2006, to extend the expiration date of the Rights Plan from February 3, 2009 to February 3, 2012 and to eliminate the possibility that the exercise of the rights thereunder could, by itself, cause a shareholder to own more than 4.9% of the Company’s common stock.

The foregoing description of the amendments to the Rights Plan is qualified in its entirety by reference to the Amended and Restated Rights Agreement, a copy of which is filed as Exhibit 4.1 to this report and incorporated by reference herein.

Item 3.03.	Material Modification to Rights of Security Holders.

See the description set forth in Item 1.01 of this report which is incorporated by reference herein.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2009, the Company amended its Bylaws to clarify that a director may be removed from office in accordance with the Company’s certificate of incorporation, which has been, and continues to be the document that governs this matter as set forth in Article VI of the Company’s Second Amended and Restated Certificate of Incorporation, which was filed with the Securities and Exchange Commission on May 4, 2000.

The foregoing description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the amended and restated Bylaws, a copy of which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

3.1	Amended and Restated Bylaws of Kana Software, Inc., as currently in effect

4.1	Amended and Restated Rights Agreement, dated as of January 13, 2009 by and between Kana Software, Inc. and Computershare Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANA SOFTWARE, INC.

By:	/s/ Michael J. Shannahan
Michael J. Shannahan
Chief Financial Officer

Date: January 13, 2009

EXHIBIT INDEX

Number	Description

3.1	Amended and Restated Bylaws of Kana Software, Inc., as currently in effect

4.1	Amended and Restated Rights Agreement, dated as of January 13, 2009 by and between Kana Software, Inc. and Computershare Trust Company, N.A.